UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2023

LONGDUODUO COMPANY LIMITED

(Exact name of registrant as specified in its charter)

Nevada	333-260951	37-2018431
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

G3-5-8016, Shui’an Town, Ruyi Headquarters Base

Hohhot Economic Development Zone

Inner Mongolia, China

(Address of Principal Executive Office) (Zip Code)

86 (0472) 510-4980

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

On November 29, 2023, Zhang Liang and Jin Guoqing resigned from their positions as members of the Registrant’s Board of Directors. Zhang Liang also resigned from his positions as Chairman of the Board and President.

On November 30, 2023, the two remaining directors determined that there will be five members of the Board of Directors. They then elected Xu Huibo, Wu Binbin and Shan Bo to fill the vacancies on the Board. Immediately thereafter, the five member Board appointed Xu Huibo to serve as the Chairman of the Board and President of the Registrant.

The following information pertains to the three new directors:

Xu Huibo. Xu Huibo has been engaged in developing business strategies and assisting in their implementation for the past decade. Since 2022, Xu Huibo has been employed as Chairman and President of Jinrong Holdings (Hainan) Group Co., Ltd., where he was responsible for directing that company’s overall business strategy and operations. Jinrong Holdings operates a number of hospitals, primarily focused on the prevention of cardiovascular diseases. From 1917 to 2022 Xu Huibo served as Chairman of Fengqi Technology Co., Ltd., which provided business consulting services to the biotechnology and health management industries. Xu Huibo provided financial management advice to the company’s clients, as well as formulating strategic initiatives appropriate for the client’s overall business plan. From 2014 to 2016 Xu Huibo provided similar services as Chairman of Zhengzhou Suhe Asset Management Co., Ltd., an enterprise management and consulting firm. In 2006 Mr. Xu was awarded a Bachelor’s Degree in Finance by Shandong University. He is 41 years old.

Wu Binbin. Wu Binbin has been employed through the past decade in financial management and accounting. From 2017 until 2022 Wu Binbin was employed as Chief Financial Officer of Shenzhen Qianhai Rongsheng Capital Management Co., Ltd., which provides comprehensive financial management services to its clients. In that position, Mr. Wu specialized in developing executive compensation programs for his firm’s clients. From 2013 until 2016 Mr. Wu was employed as Audit Manager by Henan Ruixiang Certified Public Accountants Co., Ltd., which provides accounting, audit and tax audit services to its clients. Wu Binbin was licensed as an accountant in China in 2013, having been awarded a Bachelor’s Degree with a concentration in finance and taxation by Henan University of Finance and Economics in 2012. He is 35 years old.

Shan Bo. Shan Bo has been employed during the past twenty years in financial management and accounting. Since 2018 he has served as Chief Financial Officer for OFILM Group, a manufacturing company that is publicly-held in China. From 2015 until 2018, Shan Bo was employed as Manager of the Investment Department of China Orient Asset Management Corporation. From 2005 until 2015 Shan Bo was a partner in Zhongxinghua Certified Public Accountants LLP. Shan Bo will bring to Longduoduo his expertise in both financial management and accounting, but also corporate strategy and business planning. He is 43 years old.

Item 9.01 Financial Statements and Exhibits

Exhibits
104	Cover page interactive data file (embedded within the iXBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Longduoduo Company Limited

Date: December 4, 2023	By:	/s/ Zhou Hongxiao
Zhou Hongxiao, CEO

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